EXHIBIT 11


                          FIRST KEYSTONE CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE


                            Quarter Ended June 30,
                                  1998  1997

(Dollars in Thousands)

Primary
  Net Income                                 $   2,389     $   2,270
    Shares<F1>
      Weighted average number of
        common shares outstanding            2,933,534     2,933,727
      Adjustments - increases or
        decreases                                 None          None
      Weighted average number of
        common shares outstanding
        as adjusted                          2,933,534     2,933,727

      Primary earnings per common
      share                                  $     .81     $     .77


Assuming full dilution
  Net Income                                 $   2,389     $   2,270
    Shares<F1>
      Weighted average number of
        common shares outstanding            2,933,534     2,933,727
      Adjustments - increases or
        decreases                                 None          None
      Weighted average number of
        common shares outstanding
        as adjusted                          2,933,534     2,933,727

      Earnings per common share
        assuming full dilution               $     .81     $     .77



<F1>
Restated to reflect a 3 for 1 stock split issued in the form of a 200% stock dividend paid in 1998.